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                                                                      EXHIBIT 4

         INVESTMENT BANKING

         LEGG MASON WOOD WALKER, INCORPORATED
         100 LIGHT STREET, 34TH FLOOR, BALTIMORE, MD  21202
         410.539.0000      FAX:  410.454.4508

         MEMBER NEW YORK STOCK EXCHANGE, INC./MEMBER SIPC

                            PERSONAL AND CONFIDENTIAL


         December 27, 2000


         Hotel Reservations, Network, Inc.
         8140 Walnut Hill Lane
         Suite 800
         Dallas, TX 75231

                           Attention:       Mr. Mel Robinson
                                            President & Chief Financial Officer

         Ladies and Gentlemen:

         In connection with your consideration of a possible transaction with TravelNow.com Inc., a Delaware company (the "Company"), the Company is prepared to make available to you certain information concerning the business, operations and assets of the Company. As a condition to such information being furnished to you and your Representatives (as defined herein), you agree to treat any information concerning the Company (whether prepared by the Company, its advisors or otherwise and irrespective of the form of communication) which is furnished to you or to your Representatives by or on behalf of the Company (herein collectively referred to as the "Evaluation Material") in accordance with the provisions of this letter agreement.

         The term "Evaluation Material" shall be deemed to include all notes, analyses, compilations, studies, interpretations or other documents prepared by you or your Representatives which contain, reflect or are based upon, in whole or in part, the information furnished to you or your Representatives pursuant hereto. The term "Evaluation Material" does not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by you or your Representatives, (ii) was within your possession prior to its being furnished to you by or on behalf of the Company pursuant hereto, or
(iii) becomes available to you on a non-confidential basis from a source other than the Company or any of its Representatives; provided that with respect to clauses (ii) and (iii) above, the source of such information was not bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality known by you after reasonable investigations to be owed to the Company or any other party with respect to such information.

         You hereby agree that you recognize and acknowledge the competitive value and the confidential and proprietary nature of the Evaluation Material and the damage that could result to the Company if it is used for any purpose other then the proposed transaction contemplated by this letter

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agreement or is disclosed to any third party, other than as set forth in this paragraph. You and your Representatives agree that you shall use the Evaluation Material solely for the purpose of evaluating a possible transaction between the Company and you and not in any manner that is competitive with or detrimental to the Company. You further agree that you will keep the Evaluation Material confidential and that you will not disclose any of the Evaluation Material in any manner whatsoever; provided, however, that (i) you may make any disclosure of such information to which the Company gives its prior written consent and (ii) any such information may be disclosed to your employees, directors, agents or representatives (collectively, your "Representative") who need to know such information in connection with your evaluation of a possible transaction with the Company, and who agree to keep such information confidential and who are provided with a copy of this letter agreement and agree to be bound by the terms hereof to the same extent as if they were parties hereto. In any event, you shall be responsible for any breach of this letter agreement by any of your Representatives from prohibited or unauthorized disclosure or use of the Evaluation Material.

         You hereby acknowledge that the Evaluation Material is being furnished to you in consideration of your agreement that neither you, nor any entity directly or indirectly controlled by you (collectively, an "Affiliate"), will directly or indirectly propose to the Company or any other person any transaction between you and the Company and/or its security holders or involving any of its Securities (as defined below) or security holders regarding an acquisition, directly or indirectly, of control of the Company or any of the Company's Securities, businesses or assets, unless the Company shall have requested in writing that you make such a proposal, and that neither you nor any of your Affiliates will acquire, or assist, advise or encourage any other persons in acquiring, directly or indirectly, control of the Company or any of the Company's Securities, businesses or assets for a period of six months from the date of this letter agreement unless the Company shall have consented in advance in writing to such acquisition. Provided, however, that the restrictions set forth in this paragraph shall no longer be applicable in the event that any third-party, without the prior written consent of the Board of Directors of the Company, makes a bona fide public offer to acquire or acquires directly or indirectly voting stock of the Company or publicly announces its desire to enter into any merger or other business combination with the Company. You also agree that the Company shall be entitled to equitable relief, including injunction, in the event of any breach of the provisions of this paragraph and that you shall not oppose the granting of such relief. The term "Securities" shall have the same meaning herein as in the Securities Act of 1933, as amended. The Company acknowledges that you have entered into an agreement with Chris Noble to purchase from him 1,000,000 shares of the Company's Common Stock, and an agreement with Andrew Shepp to purchase from him 80,000 shares of the Company's Common Stock, and the Company further acknowledges that the provisions of this paragraph shall not apply to such agreements.

         In addition, you agree that, without the prior written consent of the Company, you and your Representatives will not disclose to any person the fact that the Evaluation Material has been made available to you, that discussions or negotiations are taking place concerning a possible transaction involving the Company or any of the terms, conditions or other facts with respect thereto, unless such disclosure is required by law and then only with as much prior written notice to the Company as is practical under the circumstances and only to the extent required by law. You further agree not to contact any employees of the Company regarding a possible transaction or the Evaluation Materials without the Company's prior written consent and that all communications regarding a possible transaction with the Company, requests for additional information and questions regarding procedures with respect to a possible transaction will be first submitted or directed to Legg Mason Wood Walker, Incorporated ("Legg Mason") and not to the Company or its Representatives. The term "person" as used in this letter agreement shall be broadly interpreted to include the media and any corporation, partnership, group, individual or other entity.

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         In the event that you or any of your Representatives are requested or become legally compelled to disclose any of the Evaluation Material or that discussions between you and the Company now are taking place or will take place, you shall provide the Company with prompt written notice of any such request or requirement so that the Company may seek a protective order or other appropriate remedy. In the event that such protective order or other remedy is not obtained, you agree to (i) furnish only that portion of the Evaluation Material for which you are advised by written opinion of counsel, reasonably satisfactory to the Company, is legally required and (ii) exercise your best efforts to obtain assurance that the Evaluation Material will be accorded such confidential treatment.

         If you decide that you do not wish to proceed with a transaction with the Company you will promptly inform the Company of that decision. In that case, or at any time upon the request of the Company for any reason, you will and will cause your Representatives to promptly deliver to the Company all documents and all copies thereof furnished to you or your Representatives by or on behalf of the Company pursuant hereto. In the event of such a decision or request, all other Evaluation Material prepared by you or your Representatives shall be destroyed and no copy thereof shall be retained and, upon request, you shall certify in writing to the Company that such action has been taken. Notwithstanding the return or destruction of the Evaluation Material, you and your Representatives will continue to be bound by your obligations of confidentiality and other obligations hereunder for a period of five (5) years from the date of this letter agreement.

         The Company retains the right to determine, in its discretion, what information, properties, personnel and other Evaluation Material the Company will make available to you. Although the Company has endeavored to include in the Evaluation Material information which the Company believes to be relevant for the purpose of your evaluation of a possible transaction with the Company, you acknowledge that none of the Company, Legg Mason nor any of their respective Representatives makes any express or implied representation or warranty as to the accuracy or completeness of the Evaluation Material. You agree that none of the Company, Legg Mason nor any of their respective Representatives shall have any liability to you or to any of your Representatives relating to or resulting from the use of the Evaluation Material. You also agree that you are not entitled to rely on the accuracy or completeness of the Evaluation Material and that you will be entitled to rely solely on such representations and warranties as may be included in any definitive agreement with respect to a transaction between the Company and you, subject to such limitations and restrictions as may be contained therein. You further agree that, if you determine to engage in a transaction with the Company, your determination will be based solely on the terms of such definitive agreement and on your own investigation, analysis and assessment of the Company and the transaction.

         In consideration of the Evaluation Material being furnished to you, you agree that, without the prior written consent of the Company, for a period of one (1) year from the date hereof, you will not, directly or indirectly, (i) solicit any person or employee whom you know or have a reasonable basis to know is an employee of the Company; or (ii) solicit for employment any person employed by the Company with whom you had contact or who became known to you during your evaluation of the Company.

         You agree that unless and until a definitive agreement regarding a transaction between the Company and you has been executed, neither the Company nor you will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this letter agreement except for the matters specifically agreed to herein and you hereby waive, in advance, any claims in connection with any possible transaction with the Company unless and until you shall have entered into a final definitive agreement. You also acknowledge and agree that (i) Legg Mason and its Representatives may conduct the process that may or may not result in a transaction with the Company in such manner as Legg Mason, in its

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sole discretion,  may determine,  including,  without  limitation, negotiating and entering into a final definitive agreement with any third party without notice to you, and (ii) Legg Mason reserves the right to change, in its sole discretion, at any time and without notice to you, the procedures relating to the Company's and your consideration of the proposed transaction, including, without limitation, terminating all further discussions with you and requesting that you return all Evaluation Material to the Company. You hereby confirm that you are not acting as a broker for or Representative of any person and are considering a possible transaction with the Company only for your own account. You further acknowledge and agree that the Company reserves the right, in its sole discretion, to reject any and all proposals made by you or any of your Representatives with regard to a transaction between the Company and you, and to terminate discussions and negotiations with you at any time.

         You acknowledge that you and your Representatives are aware that the United States securities laws prohibit any person who has material non-public information about a company from purchasing or selling securities of such company, or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

         The Company reserves the right to assign all of its rights, powers and privileges under this letter agreement, including without limitation, the right to enforce all of the terms of this letter agreement.

         It is understood and agreed that no failure or delay by the Company in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

         It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this letter agreement by you or any of your Representatives and that the Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach. Such remedies shall not be deemed to be the exclusive remedies for a breach by you of this letter agreement, but shall be in addition to all other remedies available at law or equity to the Company. Consequently, the Company shall be entitled to secure enforcement of this letter agreement in any court of competent jurisdiction in the United States or any state thereof (and you agree to waive any requirement for the posting of bond in connection with such remedy).

         The terms and provisions of this letter agreement are solely for the benefit of the Company, Legg Mason and you and their respective successors, assigns, heirs and personal representatives, and no other person shall acquire or have any right by virtue of this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to such state's principles of conflicts of laws.

         This letter agreement may be waived, amended or modified only by an instrument in writing signed by the party against which such waiver, amendment or modification is sought to be enforced.

         You represent and warrant that this letter agreement has been duly and validly executed and delivered and is a valid and binding agreement enforceable in accordance with its terms.


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         If any  provision of this letter  agreement or the  application  of any such provision to any person or circumstance is held invalid, illegal or unenforceable for any reason whatsoever, the remaining provisions of the letter
agreement  and  the   application   of  such   provision  to  other  persons  or
circumstances shall not be affected thereby. To the fullest extent possible the court finding such provision invalid, illegal or unenforceable shall modify and construe the provisions as to render it valid and enforceable as against all persons or entities and to give the maximum possible protection to the Company and its officers, directors, employees, agents, advisors and controlling persons within the bounds of validity, legality and enforceability.

         Please confirm your agreement with the foregoing by signing and returning one copy of this letter to the undersigned, whereupon this letter agreement shall become a binding agreement between you and the Company.

                                            Very truly yours,

                                            LEGG MASON WOOD WALKER, INCORPORATED
                                            on behalf of:  TRAVELNOW.COM INC.


                                            By: /s/
                                               --------------------------------

        Accepted and agreed as
        of the date first written above:


        Hotel Reservations Network, Inc.


        By: /s/
           -------------------------------